Exhibit 3.2
Explanatory Note: This exhibit is being filed pursuant to Item 601(b)(3)(ii) of Regulation S-K which requires a conformed version of our bylaws reflecting all amendments in one document. Therefore, the document below reflects the Third Amended and Restated Bylaws of Reliant Bancorp, Inc. (the “Company”) revised for an amendment effective as of June 16, 2020, which removes the requirement that the President of the Company be a member of the board of directors of the Company.

CONFORMED VERSION OF
THIRD AMENDED AND RESTATED BYLAWS

OF

RELIANT BANCORP, INC.
AS AMENDED BY AMENDMENT
FILED ON JUNE 16, 2020

THIRD AMENDED AND RESTATED BYLAWS
OF
RELIANT BANCORP, INC.

ARTICLE I
NAME AND OFFICES OF COMPANY

The name of the company is Reliant Bancorp, Inc. (the “Company”), and the Company’s principal office address shall be at such location as may be determined by the board of directors of the Company (the “Board”). The Company may establish and maintain offices at such other locations as may be determined from time to time by the Board.

ARTICLE II
CAPITAL STOCK

Section 2.1. Share Certificates. Shares of capital stock of the Company may be either certificated or uncertificated as determined by the Board. If shares are certificated, certificates for such shares shall be numbered consecutively, shall be entered in the books or records of the Company as issued, and shall be signed, either manually or in facsimile, by either the President or the Chief Executive Officer and either the Secretary or the Treasurer, or any such other officers as may from time to time be designated by the Board, the signature of two such officers being required. Each certificate shall state on its face the name of the Company, that the Company is organized under the laws of the State of Tennessee, the name of the person to whom it is issued, the date of the certificate’s issuance, the number and class of shares, and the designation of the series, if any, the certificate represents, the par value of each share represented by the certificate, or that the shares are without par value, and such other information as the Board may from time to time require. The designation and relative rights, preferences, and limitations applicable to each class or series of capital stock of the Company and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) shall be summarized on the front or back of each certificate, or, alternatively, each certificate may conspicuously state that such information will be furnished by the Company to the shareholder free of charge upon written request. All shares of capital stock of the Company not registered pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities act, or exempt from registration under the Securities Act or any applicable state securities act, shall not be sold, pledged, hypothecated, donated, or otherwise transferred or disposed of absent such registration or exemption, and the following legend shall be placed in the Company’s stock transfer records and conspicuously noted on each certificate representing such shares:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF LEGAL COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF SHARES OR DIFFERENT SERIES WITHIN A CLASS. THE COMPANY WILL FURNISH IN WRITING AND WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS A STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS, AND SERIES WITHIN A CLASS, OF CAPITAL STOCK OF THE COMPANY AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH SERIES (AND THE AUTHORITY OF THE COMPANY’S BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).

Section 2.2. Rights of Company with Respect to Record Owners. The Company shall be entitled to treat the holder of record of any shares of capital stock of the Company as the holder in fact thereof and the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes, and the Company shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Company has express or other notice thereof, except as otherwise provided by applicable law.

Section 2.3. Transfers of Shares. Transfers of shares of capital stock of the Company shall be made upon the books of the Company by the record holder thereof, or by an attorney lawfully constituted in writing, upon the surrender of the certificate(s), if any, therefor. The Board may from time to time appoint suitable agents to facilitate transfers by shareholders of shares of capital stock of the Company.

Section 2.4. Lost, Stolen, Destroyed, or Mutilated Certificates. Any person claiming a certificate for shares of capital stock of the Company to be lost, stolen, destroyed, or mutilated shall make an affidavit or affirmation of such fact in the manner required by the Board and, if the Board, President or Chief Executive Officer, Secretary, or Treasurer requires, shall give the Company a bond of indemnity in such form and amount as the Board may require, and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen, destroyed, or mutilated.

ARTICLE III
MEETINGS OF SHAREHOLDERS

Section 3.1. Annual Meetings of Shareholders. Annual meetings of the shareholders of the Company for the election of Company directors and the transaction of such other business as may properly come before the meetings shall be held at such place as may be determined by the Board, on such dates and at such times as determined by resolution of the Board.

Section 3.2. Special Meetings of Shareholders.

(a) Special meetings of the shareholders of the Company shall be held at such place as may be determined by the Board. Special meetings of the shareholders of the Company may be called by (i) the Chairman of the Board, (ii) the President or Chief Executive Officer, (iii) a majority of the Board, or (iv) the holders of 20% or more of the outstanding shares of voting stock of the Company.

(b)  If any person(s) other than the Board call a special meeting, the request for the meeting shall: (i) be in writing, (ii) specify the general nature of the business proposed to be transacted, and (iii) be delivered to the Secretary of the Company. Upon receipt of such a request, the Board shall determine the date, time, and place of such special meeting, which must be scheduled to be held on a date that is within 90 days of receipt by the Secretary of the request therefor, unless a later date is required in order to allow the Company to file any information required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Secretary of the Company shall prepare a notice of a special meeting properly requested hereunder. No business may be transacted at such special meeting other than the business specified in the notice to shareholders of such meeting.

(c) In the case of a special meeting requested pursuant to Section 3.2(b), the Chairman shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 3.2 and Section 3.9, and (ii) if any proposed nomination or business was not made or proposed in compliance with these bylaws or the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(d) A special meeting requested pursuant to Section 3.2(b) shall not be held if (i) the Board calls for an annual meeting of shareholders to be held within 90 days of receipt by the Secretary of the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in such special meeting request; (ii) an annual or special meeting was held within 90 days before receipt by the Secretary of the request for the special meeting and the Board determines in good faith that the business of such prior annual or special meeting included (among any other matters properly brought before such prior annual or special meeting) the business specified in such special meeting request; or (iii) the Board determines in good faith that all of the stated business to be brought before such special meeting is not a proper subject for shareholder action under applicable law.

Section 3.3. Notice of Meetings of Shareholders.

(a)Written notice of the date, time, and place of each annual or special meeting of the shareholders of the Company shall be given to all shareholders entitled to notice of the meeting, at the addresses shown on the stock records of the Company for such persons, no fewer than 10 days nor more than 60 days prior to the date of the meeting. Notice of any special meeting of the shareholders of the Company shall state the purpose or purposes of the meeting.

(b)Notice of any meeting of shareholders shall be conclusively deemed given: (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the shareholder at the shareholder’s address as it appears on the Company’s records, (ii) if electronically transmitted, as provided in Section 13.1 of these bylaws, or (iii) if otherwise given, when delivered.

(c)An affidavit of the Secretary of the Company or of the transfer agent or any other agent of the Company that notice of any annual or special meeting of shareholders has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 3.4. Quorum and Voting Requirements. The holders of a majority of the shares entitled to vote on a matter to be considered at an annual or special meeting of the shareholders, present in person or by proxy, shall constitute a quorum at any meeting of the shareholders of the Company with respect to that matter. However, if such a majority shall not be present, in person or by proxy, at any meeting of Company shareholders, the shareholders present, in person or by proxy, may adjourn the meeting, without notice other than the announcement at the meeting of the date, time, and place to which the meeting is adjourned. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is or must be set for the adjourned meeting. If a quorum exists, action on a matter, including the election of directors, by a voting group is approved if the votes cast within the voting group in favor of the action exceed the votes cast in opposition of the action, unless a greater number of affirmative votes is required by the charter of the Company, these bylaws, or the Tennessee Business Corporation Act.

Section 3.5. Administration of the Meeting.

(a)  The Chairman of the Board shall preside at all meetings of the shareholders of the Company. In the event of the Chairman’s absence, incapacity, or refusal to serve, any authorized Company officer or director appointed by the Board prior to the meeting shall so preside.

(b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations, if any, the Chairman shall have the right and authority to prescribe such rules, regulations, and procedures and to do all acts as, in the judgment of such Chairman, are necessary, appropriate, or convenient for the proper conduct of any meeting, including without limitation establishing an agenda of business of the meeting, rules or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof, and the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting (and shall announce such at the meeting).

Section 3.6. Voting Power and Record Date. Each shareholder shall be entitled to that number of votes for each share of capital stock of the Company held by such shareholder as set forth in the charter of the Company or provided by law. For purposes of determining shareholders entitled to notice of or to vote at any meeting of Company shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix in advance a date (the “Record Date”) as the record date for any such determination of shareholders, which Record Date shall be not more than 60 days, and with respect to any meeting of Company shareholders not fewer than 10 days, prior to the date on which the particular meeting or other action requiring such determination of shareholders is to be held or taken. Except as otherwise provided in the Tennessee Business Corporation Act, when a determination of shareholders entitled to notice of or to vote at any meeting of Company shareholders has been made, such determination shall be effective for any adjournment of such meeting.

Section 3.7. Proxies. Each shareholder eligible to vote at a meeting of shareholders shall be entitled to vote by proxy, and proxies shall be provided with the notice of any meeting of shareholders. Proxies must be signed by the owner(s) of the shares to be voted on the proxies provided and shall be valid for only one meeting, to be specified on the proxy form, and any adjournment(s) of such meeting. An appointment of a proxy is effective when received by the Secretary of the Company or any other officer or agent authorized to tabulate votes. All proxies shall be dated and filed with the records of the meeting of Company shareholders to which they relate.

        Section 3.8. Notice of Shareholder Proposals.

(a)At any special or annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by a shareholder.
(b)In order for business to be properly brought before an annual meeting by a shareholder, the shareholder must, in addition to any other applicable requirement, have given timely notice in proper form to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal office of the Company (i) not later than the close of business on the 90th day nor earlier than the close of business on the 120th calendar day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a date that is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting, and (ii) with respect to any other annual meeting, the close of business on the 10th day following the date of public disclosure of the date of such meeting. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). To be in proper form, a shareholder’s notice to the Secretary shall be in writing and set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (iii) the class and number of shares of capital stock of the Company beneficially owned by the shareholder; (iv) any material interest of the shareholder in such business; and (v) any other information that is required to be provided by the shareholder pursuant to Rule 14A under the Exchange Act in the shareholder’s capacity as a proponent of a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a meeting of shareholders, shareholders must provide notice as required by the regulations promulgated under the Exchange Act and meet the eligibility and other requirements set out in Rule 14. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this section and the Exchange Act and the rules promulgated thereunder. In the event of a discrepancy between these bylaws and the rules promulgated under the Exchange Act, the rules shall govern.
(c)The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with this section, and if the Chairman should so determine, the Chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
(d)In order for business to be properly brought by a shareholder before a requested special meeting, a shareholder must comply with the procedures set forth in Section 3.2 of these bylaws.

        Section 3.9. Advance Notice of Director Nominations.

(a) Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors of the Company. To be properly brought before an annual meeting of shareholders, or any special meeting of shareholders called for the purpose of electing directors, nominations for the election of directors must be (i) specified in the notice of meeting (or any supplement thereto), (ii) made by or at the direction of the Board (or any duly authorized committee thereof), or (iii) made by a shareholder of the Company (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.9 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3.9.

(b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder’s notice to the Secretary must be received at the principal executive offices of the Company, in the case of an annual meeting, in accordance with the provisions set forth in Section 3.8, or, in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(c)  To be in proper written form, a shareholder’s notice to the Secretary must set forth:

(i)  as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company owned beneficially or of record by the person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Rule 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(ii)  as to such shareholder giving notice, the information required to be provided pursuant to Section 3.8.

(d) No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 3.9. If the Chairman properly determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE IV
BOARD OF DIRECTORS

Section 4.1. Board Powers and Composition.

(a) The business and affairs of the Company shall be managed under the direction of the Board, which shall meet not less than annually. In addition to the powers and authority conferred upon the Board by these bylaws, the Board may exercise all such powers and do such acts and things as it may be authorized or required to do by statute, by rule or regulation of applicable regulatory authorities, or by the charter or the shareholders of the Company.

(b) The Board shall consist of at least five but no more than 25 individuals. The number of members of the Board may from time to time be fixed or changed, within the range set forth above, by resolution of the Board. Directors shall be elected annually at the annual meeting of the shareholders of the Company. Prior to the 2019 annual meeting of Company shareholders, directors shall be elected by a plurality of the votes cast by those shares entitled to vote for the election of directors, assuming the presence of a quorum at the meeting. Commencing at the 2019 annual meeting of Company shareholders, and thereafter, directors shall be elected by a majority of the votes cast by those shares entitled to vote for the election of directors, assuming the presence of a quorum at the meeting, unless the number of nominees for director exceeds the number of directors to be elected, in which case directors shall instead be elected by a plurality of the votes cast by those shares entitled to vote in the election assuming the presence of a quorum at the meeting.

(c) The classification of the Board into three classes (Class I, Class II, and Class III) shall be phased out in accordance with the terms of the charter of the Company. Commencing at the 2019 annual meeting of Company shareholders, and thereafter, directors shall be elected for terms expiring at the annual meeting of Company shareholders next following their election, provided that the term of each such director shall continue until the election and qualification of his or her successor and shall be subject to the director’s earlier death, retirement, resignation, or removal from office.

Section 4.2. Board Vacancies. In the event of a vacancy on the Board, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director for any reason or a director’s resignation, (a) the shareholders may fill the vacancy, (b) the Board may fill the vacancy, or (c) if the directors remaining in office constitute fewer than a quorum of the Board, the directors remaining in office may fill the vacancy by the affirmative vote of a majority of such directors.

Section 4.3. Meetings of the Board.

(a)Regular meetings of the Board shall be held at the principal office of the Company, or at such other location as may be determined from time to time by the Board, at such times as the Board may from time to time determine. Special meetings of the Board may be called by the Chairman of the Board, the President or Chief Executive Officer, or one-third of the directors.

(b)No notice of regular meetings of the Board need be given to the directors. Notice of the date, time, and place of each special meeting of the Board shall be given to each director at least two days prior to the meeting. Notice of any special meeting of the Board may be waived by a director in writing (which writing shall be signed by the director and filed with the minutes of the subject meeting) at any time before, during, or after the meeting, and a director’s attendance at or participation in a special meeting of the Board shall constitute a waiver of any required notice thereof unless the director, at the beginning of the meeting or promptly upon the director’s arrival, objects to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(c)A director who is present at a meeting of the Board when corporate action is taken shall be deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to the holding of the meeting or the transaction of business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director’s dissent or abstention from the action taken to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting; provided that the right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

(d)Directors may participate in any meeting of the Board by, and any meeting of the Board may be conducted through the use of, any means of communication by which all directors participating may simultaneously hear one another, including teleconference or video conference.

(e)Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting. If all of the directors consent to the taking of such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting of the Board shall be the act of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director in one or more counterparts, and indicating each signing director’s vote or abstention on the action, and such written consent(s) shall be included in the corporate minutes or filed with the corporate records reflecting the action taken.
Section 4.4. Removal of Directors. The shareholders of the Company may remove one or more directors with cause at a meeting called for such purpose. The shareholders of the Company may not remove a director without cause. Any or all of the directors may be removed for cause by the vote of a majority of the Board at a meeting called for such purpose. The notice of any such meeting, whether of the shareholders of the Company or the directors, must state that the purpose, or one of the purposes, of the meeting is the removal of one or more directors.

Section 4.5. Resignation of Directors. A director may resign at any time by delivering written notice of resignation to the Board, the Chairman of the Board, the President, or the Company. Any such resignation shall be effective when the notice of resignation is delivered, unless the notice of resignation specifies a later effective date.

Section 4.6. Presiding Officer. The Chairman of the Board shall preside at all meetings of the Board. In the event of the Chairman’s absence, incapacity, or refusal to serve, the directors present shall select one of their number to so preside.

Section 4.7. Quorum and Voting. A majority of the members of the Board shall constitute a quorum for the transaction of business, and all matters put to the Board shall be decided by a majority vote of the directors present, assuming a quorum, unless a greater vote is required by the charter of the Company, these bylaws, or applicable law.

Section 4.8. Removal of Officers and Employees. Any or all officers and other employees of the Company may be removed by the Board at any regular or special meeting of the Board, and any officer or other employee of the Company may be suspended by the Chairman until the next meeting of the Board; provided, however, that any such removal or suspension shall be effectuated, where appropriate, after consultation with the Company’s legal counsel or other advisors to assure compliance with applicable labor and employment laws, rules, and regulations.

Section 4.9. Officer Vacancies. Any vacancy occurring among the officers of the Company shall be filled as soon as practicable by the Board at a regular or special meeting thereof, or otherwise in a manner consistent with these bylaws.

Section 4.10. Committees of the Board. The Board may, by resolution(s) adopted by a majority of its members, designate and establish from among its members an Executive Committee and one or more other committees, with each such committee to consist of two or more directors, all of whom shall serve at the pleasure of the Board, and to have such authority as set forth in the resolution(s) establishing the committee; provided that no such committee shall have the authority to (a) authorize distributions, except according to a formula or method prescribed by the Board; (b) fill vacancies occurring on the Board or any committee of the Board; (c) amend or repeal these bylaws or adopt new bylaws; (d) authorize or approve the reacquisition of shares of capital stock of the Company, except according to a formula or method prescribed by the Board; (e) authorize or approve the issuance or sale or contract for sale of shares of capital stock of the Company, or determine the designation and relative rights, preferences, and limitations of any class or series of shares of capital stock of the Company, except with the authorization of and within limits specifically prescribed by the Board, or (f) authorize, approve, or adopt an amendment to the charter of the Company, a plan of merger, share exchange, or consolidation, or the sale, lease, exchange, or other disposition of all or substantially all of the property or assets of the Company. Except as otherwise provided in this Section 4.10, the other provisions of this Article IV, relative to the Board and its deliberations shall be applicable to any committee of the Board. Meetings of any committee of the Board may be called at any time by the Chairman of the Board, the chairman of the committee, or the President or Chief Executive Officer. Meetings of any committee of the Board may be held at such location(s), either within or outside the State of Tennessee, as such committee shall determine. Each committee of the Board may fix its own rules of procedure, including rules of procedure relative to notice of its meetings. Each committee of the Board shall keep a record of its proceedings and shall report such proceedings to the Board on a periodic basis or when otherwise requested by the Board. All action taken by a committee of the Board shall be subject to review and rejection, revision, or alteration by the Board; provided that the rejection, revision, or alteration by the Board of any action properly taken by a committee of the Board shall not affect the rights of persons who have in good faith relied upon such action. The Board shall have the power to at any time remove any member of any committee of the Board with or without cause and to fill vacancies occurring in and to dissolve any committee of the Board.

        Section 4.11. Employee Directors. A director who, at the time of his or her election or re-election to the Board, is employed by the Company or any subsidiary or affiliate of the Company, upon the termination of his or her employment by the Company or any subsidiary or affiliate of the Company, shall immediately tender his or her resignation as a member of the Board. Nothing herein shall require the Board to accept such resignation if, in the judgment of the remaining directors, the director tendering his or her resignation remains a valuable member of the Board.

ARTICLE V
OFFICERS

Section 5.1. Officer Positions. The officers of the Company shall consist of a Chairman of the Board, a President, a Chief Executive Officer, a Secretary, and such other officers as may be elected or appointed from time to time by the Board or otherwise in accordance with this Article V. Any two or more offices may be held by the same person.

Section 5.2. Election and Term. The officers of the Company shall be elected or appointed by the Board annually at the first meeting of the Board after the annual meeting of the shareholders of the Company, or otherwise appointed as provided in this Article V. All Company officers shall hold office until the meeting of the Board immediately following the annual meeting of Company shareholders next following their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any officer of the Company may be removed by the Board with or without cause. The Board may require any officer, employee, or agent of the Company to give security for the faithful performance of his or her duties.

Section 5.3. Compensation. The compensation of the officers of the Company shall be fixed from time to time by the Board, or a duly appointed committee thereof; provided that the Board may delegate to any officer the power to fix the compensation of any other officer(s) under his or her control.

Section 5.4. Chairman of the Board. The Chairman of the Board shall have those powers and duties usually appertaining to his or her office, as well as such other powers and duties as may be prescribed by the Board or these bylaws. The Chairman of the Board shall preside at all meetings of the Board and all meetings of the shareholders of the Company.

Section 5.5. President. The President shall have those powers and duties usually appertaining to his or her office, as well as such other powers and duties as may be prescribed by the Board or these bylaws.

Section 5.6. Chief Executive Officer. The Chief Executive Officer, who shall also be a member of the Board, shall have those powers and duties usually appertaining to his or her office, as well as such other powers and duties as may be prescribed by the Board or these bylaws. Subject to the control of the Board, the Chief Executive Officer shall have general charge of the business and affairs of the Company and its internal operations and shall keep the Board fully advised of the same. The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall employ and discharge the employees and agents of the Company, except such as shall be elected by the Board; provided that the Chief Executive Officer may from time to time delegate these powers.

Section 5.7. Secretary. The Secretary of the Company shall have charge of the minutes of all proceedings of the Board and the shareholders of the Company and shall keep minutes of all meetings of the Board and the shareholders of the Company. Except as otherwise provided by these bylaws, the Secretary shall give all notices required by these bylaws or applicable law to be given to the directors and/or shareholders of the Company. The Secretary shall have charge of the seal of the Company, if any, and may affix the same to any documents or instruments lawfully executed. The Secretary shall have charge of the record of shareholders of the Company and such other books, records, and papers as the Board may direct. Subject to the control of the Board, the Secretary shall have all such other powers and duties as generally are incident to the position of secretary or as may be assigned to the Secretary from time to time by the Board or the President or Chief Executive Officer.

Section 5.8. Treasurer. The Treasurer shall have charge of all funds and securities of the Company, shall endorse the same for deposit or collection when necessary, and deposit the same to the credit of the Company in such banks or depositaries as the Board may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Company, may sign all receipts and all commercial documents requiring endorsements for or on behalf of the Company, and may sign all receipts and vouchers for payments made to the Company. The Treasurer shall have all such other powers and duties as generally are incident to the position of treasurer or as may be assigned to the Treasurer from time to time by the Board or the President or Chief Executive Officer.

Section 5.9. Assistant Secretaries. Assistant Secretaries may be elected or appointed by the Board or appointed by the President or Chief Executive Officer. In the event of the absence or inability to act of the Secretary, any Assistant Secretary may perform all of the duties and exercise all of the powers of the Secretary, and the performance of any such duty by any such Assistant Secretary shall be conclusive evidence of the Assistant Secretary’s power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may from time to time assign to him or her.

ARTICLE VI
INDEMNIFICATION

Section 6.1. Parties to Proceedings. Each person who was or is made a party to, or is threatened to be made a party to or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, or employee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans (hereinafter an “Indemnitee”), provided that the basis of such Proceeding is alleged action in an official capacity as a director, officer, or employee within the scope of such Indemnitee’s duties and authority, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Tennessee Business Corporation Act, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company prior to such amendment), and applicable federal laws and regulations (including without limitation applicable Federal Deposit Insurance Corporation regulations regarding indemnification payments by a depository institution holding company, as the same may be amended from time to time), against all expense, liability, and loss (including without limitation attorneys’ fees, judgments, fines, excise taxes, penalties, and amounts paid into settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, or employee and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 6.2 of these bylaws with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that an Advancement of Expenses for expenses incurred by an Indemnitee in his or her capacity as a director, officer, or employee (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to any employee benefit plan) shall be made only upon delivery to the Company of an undertaking by and on behalf of such Indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an “Undertaking”).

Section 6.2. Claims. If a claim under Section 6.1 of these bylaws is not paid in full by the Company within 30 days after receipt by the Company of written notice of such claim, except in the case of a claim for an Advancement of Expenses in which case the applicable period shall be 10 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the Indemnitee also shall be entitled to be paid the expenses of prosecuting or defending such suit. In (a) any suit brought by an Indemnitee to enforce a right of indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an Advancement of Expenses) and (b) any suit brought by the Company to recover an Advancement of Expenses upon a final adjudication, it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Tennessee Business Corporation Act or applicable federal laws or regulations. Neither the failure of the Company (including the Board, independent legal counsel, or the Company’s shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances or that the Indemnitee has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act or applicable federal laws or regulations nor an actual determination by the Company (including the Board, independent legal counsel, or the Company’s shareholders) that the Indemnitee has not met such applicable standard of conduct shall create a presumption that the Indemnitee has not met such applicable standard of conduct or, in the case of any such suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right hereunder or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Article VI or otherwise shall be on the Company.

Section 6.3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under or by these bylaws or any statute, agreement, or vote of shareholders or disinterested directors, or otherwise.

Section 6.4. Other Indemnification. The Company may, to the extent authorized from time to time by the Board, grant all or any of the rights to indemnification and/or to the advancement of expenses afforded directors, officers, and employees of the Company in this Article VI to any agent of the Company.

Section 6.5. Insurance. The Company may, but shall not be obligated to, maintain insurance, at its own expense, to protect itself and any person who is or was a director, officer, employee, or agent of the Company, or who while a director, officer, employee, or agent of the Company is or was serving at the request of the Board as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under this Article VI, the Tennessee Business Corporation Act, or applicable federal laws and regulations.

ARTICLE VII
FISCAL YEAR

The fiscal year of the Company shall be as determined by the Board. In the absence of such a determination, the fiscal year of the Company shall be the calendar year.

ARTICLE VIII
DIVIDENDS

To the extent consistent with applicable laws, rules, and regulations, including without limitation the Tennessee Business Corporation Act, the Board may declare, and the Company may pay, such dividends upon the capital stock of the Company as the Board in its discretion may deem proper and consistent with the affairs and the safe and sound operation of the Company.

ARTICLE IX
CORPORATE ACTIONS

Section 9.1. Execution of Instruments. The Chairman of the Board, the President, and the Chief Executive Officer shall have the authority, to the extent otherwise consistent with these bylaws and applicable law, to do and perform any and all corporate and official acts in carrying on the Company’s business as they in their discretion deem necessary or advisable, including without limitation the authority to make, execute, acknowledge, and deliver deeds, mortgages, deeds of trust, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock, and all other written instruments that may be necessary in the purchase, sale, lease, assignment, transfer, management, or handling in any way of property of any kind held or controlled by the Company in any capacity. The enumeration in this Section 9.1 of particular powers or authority shall not restrict in any way the general powers and authority of the Chairman of the Board, the President, and the Chief Executive Officer. The Board may authorize any other officer(s) or agent(s) of the Company to enter into any contract or execute and deliver any other document or instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Section 9.2. Receipts, Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by such officer(s) or agent(s) of the Company as shall from time to time be determined by resolution of the Board. The President, the Chief Executive Officer, and any other officer or employee of the Company designated by the Board shall be authorized and empowered to, on behalf of the Company and in its name, endorse checks and warrants, to draw drafts, and to give receipts for money due and payable to the Company.

Section 9.3. Loans. No loan shall be contracted on behalf or in the name of the Company, and no negotiable paper shall be issued in its name, unless the same shall have been authorized by the Board, which authority may be general or limited to specific instances.

Section 9.4. Corporate Seal. The Company may have a corporate seal, which shall be in such form as determined by the Board from time to time.

ARTICLE X
AMENDMENT OF BYLAWS

These bylaws may be amended or repealed by the shareholders of the Company only by the affirmative vote of a majority of all votes entitled to be cast on the amendment or repeal, unless a greater vote is required by the charter of the Company or the Tennessee Business Corporation Act. These bylaws may be amended or repealed by the Board to the fullest extent permitted by the Tennessee Business Corporation Act. Any amendment or repeal of these bylaws by the Board must be approved by the affirmative vote of a majority of the members of the Board, unless a greater vote is required by the Tennessee Business Corporation Act or the charter of the Company.

ARTICLE XI
VIOLATION OF LAW OR REGULATION

If any provision of these bylaws is found to be in violation of any state or federal law or regulation, including, without limitation, the Tennessee Business Corporation Act, the provisions of such state or federal law or regulation shall govern the conduct of the business and affairs and governance of the Company.

ARTICLE XII
VOTING SECURITIES HELD BY COMPANY

Unless otherwise determined by the Board, each of the President, and the Chief Executive Officer shall have full power and authority, on behalf of the Company, to attend any meeting of security holders of, and to take any action on written consent as a security holder of, other corporations, limited liability companies, and other entities in which the Company may hold securities. In connection therewith, the President and Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Company may possess. The Board may from time to time confer like powers and authority upon any other person(s).

ARTICLE XIII
NOTICE BY ELECTRONIC TRANSMISSION

Section 13.1. Notice by Electronic Transmission.

(a)  Without limiting the manner by which notice otherwise may be given effectively to shareholders pursuant to the Tennessee Business Corporation Act, the charter of the Company, or these bylaws, any notice to shareholders given by the Company shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Company. Any such consent shall be deemed revoked if (i) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent; and (ii) such inability becomes known to the Secretary of the Company or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Any notice given pursuant to Section 13.1(a) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareholder. An affidavit of the Secretary or of the transfer agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 13.2. Definition of Electronic Transmission . For purposes of these bylaws, the term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.